55 Technology Way                                  Telephone: 401 392-1000
West Greenwich, Rhode Island  02817 USA            Fax: 401 392-1234
Website: WWW.GTECH.COM


For Immediate Release                              Contact: Robert K. Vincent
April 15, 2004                                              Public Affairs
                                                            GTECH Corporation
                                                            401-392-7452

                GTECH FISCAL YEAR 2004 REVENUES EXCEED $1 BILLION
    Company Announces Fiscal 2004 Fourth Quarter and Record Year-End Results

WEST GREENWICH, RI - (April 15, 2004) - GTECH Holdings Corporation (NYSE:GTK) today announced fourth quarter and year-end earnings for fiscal year 2004 ended February 28, 2004.

"Fiscal 2004 was a record-breaking year at GTECH. We earned record revenues of $1.051 billion, an increase of seven percent over 2003," said GTECH President and Chief Executive Officer W. Bruce Turner. "Our net income rose 29 percent to $183 million and diluted earnings per share increased approximately 17 percent to $2.84, including the impact of the one-time, non-cash gain in the third quarter. Our gross profit margins also eclipsed all earlier records, at approximately 43 percent."

GTECH Senior Vice President and Chief Financial Officer Jaymin B. Patel said, "We are pleased with the results for both the fourth quarter and the year, and are confident that our strategic focus, executed by our management team, will produce solid growth, profitability, and value creation for our shareholders in fiscal 2005 and beyond."

Operating Results
-----------------
Revenues for the fourth quarter of fiscal 2004 totaled $279.6 million, up $9.6 million over revenues of $270.0 million in the fourth quarter of fiscal 2003. Net income was $47.8 million, or $0.72 per diluted share, up 14.0% over net income of $41.9 million, or $0.72 per diluted share for the same period last year.

Revenues for fiscal 2004 were $1.05 billion, up 7.4% over revenues of $978.8 million in fiscal 2003. Net income was $183.2 million, or $2.84 per diluted share, up substantially over net income of $142.0 million, or $2.43 per diluted share, for the same period last year. Net income in fiscal 2004 includes a one-time, non-cash, after-tax gain of $3.3 million, or $0.05 per diluted share, associated with the consolidation of the partnership that owns the Company's world headquarters in West Greenwich, Rhode Island.

Cash Flow and Investments
-------------------------
During fiscal 2004, the Company generated $414.3 million of cash from operations. This was principally used to fund investments in new contract assets and the acquisitions of PolCard and Interlott, totaling $390.6 million. At the end of fiscal 2004, GTECH had no borrowings under its $300 million credit facility.

During fiscal 2004, the Company paid cash dividends of approximately $30.0 million.

Financial Outlook
-----------------
The Company provided guidance for the full year and first quarter of fiscal 2005. For the fiscal year ending February 26, 2005, the Company expects total revenue growth of approximately 20% to 21%, reflecting full year contributions from PolCard and Interlott, and partial year contributions from Spielo and Leeward Islands Lottery Holding Company (LILHCo). The Company expects service revenue growth in the range of 7% to 9%, reflecting a 4% to 6% increase in same store sales, net contract wins, and the impact of acquisitions, offset by several factors, including contractual rate changes and fluctuations in foreign exchange rates against the U.S. Dollar. The Company expects product sales in the range of $210 million to $220 million.

GTECH expects to maintain service margins in the range of 41% to 43% and expects product margins in the range of 36% to 38%.

The Company will record a gain on the sale of its equity interest in Harrington Raceway, and will incur a net expense associated with the tender and make-whole premiums related to the early retirement of its 7.87% private placement notes due May 2007. The net impact of these transactions will result in a pre-tax gain in the range of $5 million to $6 million to be recorded in other income in the first quarter.

Based upon a diluted share estimate of 68.0 million shares, the Company believes that earnings per share will be in the range of $3.00 to $3.10 for fiscal 2005. This estimate includes the net impact of the first quarter transactions previously described.

For the first quarter of fiscal 2005, ending May 29, 2004, the Company expects service revenues to increase 12% to 14% and product sales in the range of $30 million to $35 million. The Company expects service margins in the range of 41% to 43% and product margins in the range of 37% to 39%. Based upon this operating outlook, combined with the one-time events mentioned above, the Company expects fully diluted earnings per share to be in the range of $0.72 to $0.77 per share.

Fourth Quarter and Full Year Highlights
---------------------------------------
In the fourth  quarter of fiscal 2004,  GTECH  continued to execute  against its
growth  strategy  by  securing   contracts  with  new  and  existing   customers
internationally.

The Beijing Welfare Lottery Center signed a new multi-year contract with GTECH for Club Keno(R) and additional lottery products and services. In addition, the Company's customer in Mexico, Pronosticos para la Asistencia Publica, awarded GTECH a new six-year online lottery contract, and Sistemas Tecnicos de Loterias del Estado (STL), the operator of the online system for the National Lottery in Spain, signed a contract with GTECH for 2,500 Altura(R) terminals.

Also in the quarter, the Company signed a 10-year integrated services contract with the Mahapola Higher Education Scholarship Trust Fund to provide online, instant, and passive lottery technology and management services in Sri Lanka. Last month, a lawsuit was filed by the Development Lotteries Board, a Sri Lanka state agency that operates a competing national lottery, alleging that the lottery contract was an illegal delegation by Mahapola, in excess of its statutory authority to conduct a lottery. The Company expects this matter to be resolved without material impact on its fiscal 2005 outlook.

After the close of the quarter, the Illinois Lottery notified GTECH of its intent to award a five-year contract to provide Instant Ticket Dispensing Machines (ITDMs) and ongoing maintenance and support services, marking the Company's first win with the combined GTECH/Interlott brand and technology. In addition, GTECH was named the apparent successful bidder to provide the Washington Lottery with Lottery Product Vending Machines (LPVMs) under a three-year contract.

In fiscal 2004, GTECH secured multi-year integrated services contracts with customers in Wisconsin, Florida, and Tennessee following highly competitive procurements. The Company also successfully delivered its Enterprise Series architecture to customers in California, Georgia, and Tennessee.

"In total, GTECH was awarded 11 new contracts and 10 extensions during fiscal 2004 representing over $1.8 billion in revenues to GTECH over the life of the contracts," continued Mr. Turner.

Also in the fiscal year, GTECH successfully completed the acquisitions of PolCard and Interlott. The Company expects to finalize the acquisitions of Spielo and LILHCo in June.

Other Developments - Brazil
---------------------------
In late March 2004, federal prosecutors in Brazil recommended that criminal charges be brought against nine individuals, including four senior officers of GTECH's customer, Caixa Economica Federal (Caixa); a former senior vice president of GTECH Holdings Corporation and president of GTECH Brazil; and the marketing director of GTECH Brazil. Individuals related to GTECH could be charged with offering an improper inducement in connection with the negotiation of the Caixa contract extension, and with effectively co-authoring or aiding and abetting certain allegedly fraudulent or inappropriate management practices of the Caixa management who agreed to enter into the contract extension.

The  recommendations   require  judicial  review  and  concurrence  to  proceed.
Controversies   have  arisen  in  relation  to  the  scope  and  manner  of  the investigation and the political motivation of the prosecutor.

The Company is cooperating fully with investigators and has encouraged employees and former employees to do the same. Because these proceedings are in their initial stages, it is impossible for GTECH to assess their merits, or their financial statement impact, if there will be any. The Company's reputation for integrity is an important factor in its business dealings with lottery and other governmental agencies. The Brazilian situation is a serious matter and the Company is treating it as such. As with any such allegations, if proven, they potentially could have a negative impact on the Company's business.

As previously stated, GTECH believes that the Company has responded appropriately in this matter. In light of the prosecutor's recommendations against GTECH's representatives in Brazil, the Company has broadened its investigation to make certain that all parties involved acted appropriately.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery industry; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; (xiii) the possibility of adverse determinations in pending legal proceedings; (xiv) the possibility that the Company's non-lottery ventures may fail; and (xv) the Company's business prospects and future success rely heavily upon the integrity of its employees and executives and the security of its systems.

                                       ooo

GTECH, a leading global information technology company with over $1 billion in revenues and 5,000 people in 44 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

                                      -000-


Consolidated statement of operations to follow:

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                             February 28,   February 22,
                                                                                                 2004         2003
                                                                                                -----         ----
ASSETS                                                                                         (Dollars in thousands)
CURRENT ASSETS:
  Cash and cash equivalents                                                                 $   129,339    $   116,174
  Investment securities available-for-sale                                                      221,850           --
  Trade accounts receivable, net                                                                118,902        107,666
  Sales-type lease receivables                                                                    7,705          4,400
  Inventories                                                                                    76,784         72,287
  Deferred income taxes                                                                          34,396         29,410
  Other current assets                                                                           24,426         18,660
                                                                                            -----------    -----------
        TOTAL CURRENT ASSETS                                                                    613,402        348,597

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net                                  591,362        410,911

GOODWILL, net                                                                                   188,612        115,498

PROPERTY, PLANT AND EQUIPMENT, net                                                               57,576         24,510

INTANGIBLE ASSETS, net                                                                           28,231          2,190

REFUNDABLE PERFORMANCE DEPOSIT                                                                   20,000           --

SALES-TYPE LEASE RECEIVABLES                                                                     17,653         10,854

DEFERRED INCOME TAXES                                                                              --            4,266

OTHER ASSETS                                                                                     42,295         37,369
                                                                                            -----------    -----------
        TOTAL ASSETS                                                                        $ 1,559,131    $   954,195
                                                                                            ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                          $    80,004    $    74,042
  Accrued expenses                                                                               47,428         51,200
  Employee compensation                                                                          33,981         37,494
  Advance payments from customers                                                               104,128         52,442
  Deferred revenue and advance billings                                                          14,459         17,264
  Income taxes payable                                                                           12,394         54,043
  Taxes other than income taxes                                                                  19,459         16,020
  Short term borrowings                                                                            --            2,616
  Current portion of long-term debt                                                             106,319          6,992
                                                                                            -----------    -----------
        TOTAL CURRENT LIABILITIES                                                               418,172        312,113

LONG-TERM DEBT, less current portion                                                            463,215        287,088

OTHER LIABILITIES                                                                                53,736         39,428

DEFERRED INCOME TAXES                                                                            61,719           --

COMMITMENTS AND CONTINGENCIES                                                                      --             --

SHAREHOLDERS' EQUITY:
  Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued -          --
  Common Stock, par value $.01 per share - 150,000,000 shares authorized,
   92,295,404 and 92,296,404 shares issued; 59,197,584 and 56,638,331 shares
   outstanding at February 28, 2004 and February 22, 2003, respectively                             923            923
  Additional paid-in capital                                                                    266,320        235,266
  Accumulated other comprehensive loss                                                          (70,508)       (95,488)
  Retained earnings                                                                             839,270        684,653
                                                                                            -----------    -----------
                                                                                              1,036,005        825,354
  Less cost of 33,097,820 and 35,658,073 shares in treasury at
   February 28, 2004 and February 22, 2003, respectively                                       (473,716)      (509,788)
                                                                                            -----------    -----------
                                                                                                562,289        315,566
                                                                                            -----------    -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $ 1,559,131    $   954,195
                                                                                            ===========    ===========

                  GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                          Fourth Quarter
                                                         Fiscal Year Ended
                                                  ------------------------------
                                                   February 28,   February 22,
                                                      2004           2003
                                                      -----          ----
                                                      (Dollars in thousands,
                                                     except per share amounts)
Revenues:
  Services                                          $ 264,689    $ 225,777
  Sales of products                                    14,887       44,177
                                                    ---------    ---------
                                                      279,576      269,954
Costs and expenses:
  Costs of services                                   146,246      132,042
  Costs of sales                                        8,693       29,517
                                                    ---------    ---------
                                                      154,939      161,559
                                                    ---------    ---------

Gross profit                                          124,637      108,395

Selling, general and administrative                    29,594       25,962
Research and development                               15,896       18,277
Special credit                                           --         (1,121)
                                                    ---------    ---------
  Operating expenses                                   45,490       43,118
                                                    ---------    ---------

Operating income                                       79,147       65,277

Other income (expense):
  Interest income                                       2,030          990
  Equity in earnings of unconsolidated affiliates         116        4,013
  Other income (expense)                               (1,448)         263
  Interest expense                                     (3,922)      (2,896)
                                                    ---------    ---------
                                                       (3,224)       2,370
                                                    ---------    ---------

Income before income taxes                             75,923       67,647

Income taxes                                           28,092       25,705
                                                    ---------    ---------

Net income                                          $  47,831    $  41,942
                                                    =========    =========

Basic earnings per share                            $    0.81    $    0.74
                                                    =========    =========

Diluted earnings per share                          $    0.72    $    0.72
                                                    =========    =========
Weighted average shares outstanding - basic            59,140       56,571
                                                    =========    =========
Weighted average shares outstanding - diluted          67,368       57,980
                                                    =========    =========
Dividends per share - common stock                  $    0.17    $    --
                                                    =========    =========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS


                                                              Fiscal Year Ended
                                                   ---------------------------------------------
                                                    February 28,     February 22,   February 23,
                                                       2004            2003           2002
                                                       -----           -----          ----
                                                 (Dollars in thousands, except per share amounts)
Revenues:
  Services                                          $   957,471    $   868,896    $   831,787
  Sales of products                                      93,859        109,894        177,914
                                                    -----------    -----------    -----------
                                                      1,051,330        978,790      1,009,701
Costs and expenses:
  Costs of services                                     537,839        535,041        586,308
  Costs of sales                                         59,226         78,943        136,452
                                                    -----------    -----------    -----------
                                                        597,065        613,984        722,760
                                                    -----------    -----------    -----------
Gross profit                                            454,265        364,806        286,941

Selling, general and administrative                     109,092         96,130        112,763
Research and development                                 57,318         42,852         33,779
Goodwill amortization                                      --             --            6,049
Special credit                                             --           (1,121)          --
                                                    -----------    -----------    -----------
  Operating expenses                                    166,410        137,861        152,591
                                                    -----------    -----------    -----------
Operating income                                        287,855        226,945        134,350

Other income (expense):
  Interest income                                         5,733          3,837          5,450
  Equity in earnings of unconsolidated affiliates         6,236          7,376          3,959
  Other income (expense)                                  1,889          2,175        (11,163)
  Interest expense                                      (10,919)       (11,267)       (22,876)
                                                    -----------    -----------    -----------
                                                          2,939          2,121        (24,630)
                                                    -----------    -----------    -----------

Income before income taxes                              290,794        229,066        109,720

Income taxes                                            107,594         87,045         41,694
                                                    -----------    -----------    -----------
Net income                                          $   183,200    $   142,021    $    68,026
                                                    ===========    ===========    ===========
Basic earnings per share                            $      3.15    $      2.49    $      1.15
                                                    ===========    ===========    ===========
Diluted earnings per share                          $      2.84    $      2.43    $      1.13
                                                    ===========    ===========    ===========
Weighted average shares outstanding - basic              58,232         57,081         58,998
                                                    ===========    ===========    ===========
Weighted average shares outstanding - diluted            65,144         58,391         60,318
                                                    ===========    ===========    ===========
Dividends per share - common stock                  $      0.51    $      --      $      --
                                                    ===========    ===========    ===========

               GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                            Fiscal Year Ended
                                                                                  ----------------------------------------
                                                                                  February 28,  February 22,  February 23,
                                                                                      2004          2003          2002
                                                                                      -----        -----         ----
                                                                                           (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                                          $ 183,200    $ 142,021    $  68,026
Adjustments to reconcile net income to net cash provided by
  operating activities:
   Depreciation                                                                       115,324      133,452      154,071
   Intangibles amortization                                                             3,735        4,733        8,423
   Goodwill amortization                                                                 --           --          6,049
   Deferred income taxes benefit (provision)                                           59,457       (1,567)      (2,175)
   Tax benefit related to stock award plans                                            10,432        8,037        4,879
   Minority interest                                                                    4,502          578          160
   Non-cash gain from consolidation of West Greenwich Technology Associates, L.P.      (5,292)        --           --
   Termination of interest rate swaps                                                    --         11,357        2,364
   Asset impairment charges                                                              --           --         27,183
   Equity in earnings of unconsolidated affiliates, net of dividends received           1,672          316         (815)
   Other                                                                                9,995        2,740       12,240
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                          3,788      (12,007)      19,234
     Inventories                                                                        3,030       14,387       31,381
     Accounts payable                                                                   2,186       13,734       (5,886)
     Advance payments from customers                                                   51,601      (10,109)      24,518
     Income taxes payable                                                             (27,649)       5,590      (10,645)
     Other assets and liabilities                                                      (1,645)      18,994        6,223
                                                                                    ---------    ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                             414,336      332,256      345,230

INVESTING ACTIVITIES
Purchases of systems, equipment and other assets relating to contracts               (268,010)    (155,556)    (176,511)
Purchases of available-for-sale investment securities                                (242,050)        --           --
Maturities and sales of available-for-sale investment securities                       20,200         --           --
Acquisitions (net of cash acquired)                                                   (74,442)        --           (552)
Refundable performance deposit                                                        (20,000)        --           --
Purchases of property, plant and equipment                                            (12,772)      (5,612)      (4,822)
License fee                                                                           (12,500)        --           --
Investments in and advances to unconsolidated subsidiaries                             (2,885)        --           --
Proceeds from sale of investments                                                        --          2,560        2,098
Proceeds from the sale of majority interest in a subsidiary                              --           --         10,000
Cash received from affiliates                                                            --           --          3,786
Other                                                                                    --           --          1,275
                                                                                    ---------    ---------    ---------
NET CASH USED FOR INVESTING ACTIVITIES                                               (612,459)    (158,608)    (164,726)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                          252,588         --        359,810
Principal payments on long-term debt                                                  (33,293)     (47,416)    (349,130)
Proceeds from stock options                                                            23,943       16,867       44,814
Dividends paid                                                                        (29,977)        --           --
Debt issuance costs                                                                    (2,125)        (120)      (6,539)
Purchases of treasury stock                                                              --        (64,032)    (219,322)
Tender premiums and fees                                                                 --         (3,434)     (17,930)
Other                                                                                  (4,199)       1,942          (44)
                                                                                    ---------    ---------    ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                  206,937      (96,193)    (188,341)

Effect of exchange rate changes on cash                                                 4,351        3,624       (4,016)
                                                                                    ---------    ---------    ---------
INCREASE (DECREASE) IN CASH AND CASH  EQUIVALENTS                                      13,165       81,079      (11,853)

Cash and cash equivalents at beginning of year                                        116,174       35,095       46,948
                                                                                    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $ 129,339    $ 116,174    $  35,095
                                                                                    =========    =========    =========